UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2007
ASPREVA PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

000-51169 (Commission File Number)	98-0435540 (IRS Employer Identification No.)
1203-4464 Markham Street
Victoria, British Columbia, Canada V8Z 7X8
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (250) 744-2488
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
Signatures
EXHIBIT INDEX
EXHIBIT 10.38

Item 1.01. Entry into a Material Definitive Agreement.
Compensation of Non-Employee Members of the Board of Directors
On October 17, 2007, the board of directors of Aspreva Pharmaceuticals Corporation approved a one-time cash payment of US$58,500 to each of our non-employee directors plus an additional one-time cash payment of US$58,500 to our lead director, in lieu of our obligation to issue each non-employee director and our lead director options to purchase 10,000 and 20,000 common shares of Aspreva, respectively. The amounts will be paid upon the completion of the Arrangement. Such stock options were to have been granted at the meeting of the board of directors following the 2007 Annual and Special General Meeting on May 31, 2007. In compliance with the rules of the Toronto Stock Exchange, as our board of directors has been in possession of material non-public information since our 2007 Annual and Special General Meeting such stock options were not granted. The cash payment is designed to compensate the non-employee directors and our lead director for the foregone incremental value of the stock options that would have otherwise been granted assuming an exercise price of US$20.15 (the closing price of our common shares as reported on the NASDAQ Global Select Market on May 31, 2007) and US$26.00 (the price per share to be paid by Galenica Canada Ltd. pursuant to the Arrangement).
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
Success and Retention Bonuses
On October 17, 2007, the board of directors of Aspreva adopted a success and retention plan for certain officers and employees of the company that are members of the senior management team including our executive officers. The success and retention plan set the bonuses to be paid for the year ending December 31, 2007 to 100% of such executive officer’s base salary, except that the bonus amount to be paid to Bruce G. Cousins, our Executive Vice President and Chief Financial Officer was increased to 120% of his base salary. The success and retention bonuses replace bonuses that would otherwise be payable under the 2007 Aspreva Pharmaceuticals Discretionary Variable Compensation Plan. The bonus will be paid at the earlier of:
•	the time annual cash bonuses otherwise would be payable, which, consistent with past practices, would be at or about the end of January or early February 2008; or

•	on the date of the completion of the arrangement under a plan of arrangement under the Business Corporations Act (British Columbia), pursuant to which Galenica Canada Ltd., a wholly-owned subsidiary of Galenica AG, will acquire all of the issued and outstanding common shares in the capital of Aspreva, or the Arrangement.
Our Chief Executive Officer, Chief Financial officer and the following named executive officers as set forth in our Proxy Statement dated April 27, 2007 are eligible for bonuses under the success and retention plan as follows:

Executive Officer	Title	Amount
J. William Freytag	Chief Executive Officer	C$314,000*
Noel F. Hall	President	C$424,750
Bruce G. Cousins	Executive Vice President and Chief Financial Officer	C$432,000
Charles F. Goulburn	Executive Vice President, Global Pharmaceutical Operations	US$290,000
* Pro-rated based on Dr. Freytag’s period of employment with Aspreva.
C = Amounts payable in Canadian dollars
US = Amounts payable in United States dollars
The 2007 Aspreva Pharmaceuticals Discretionary Variable Compensation Plan is filed as Exhibit 10.34 to our Quarterly Report on Form 10-Q (File No. 000-51169) for the quarter ended March 31, 2007, and filed with the U.S. Securities and Exchange Commission on May 8, 2007.

Compensation of Chief Executive Officer
On October 17, 2007, the board of directors of Aspreva approved a one-time cash payment of US$5,110,000 to J. William Freytag, our Chief Executive Officer, in lieu of our obligation to issue Dr. Freytag options to purchase 700,000 common shares of Aspreva, pursuant to our employment agreement with Dr. Freytag, dated July 10, 2007, or the Freytag Employment Agreement. The amount will be paid upon the completion of the Arrangement. In compliance with the rules of the Toronto Stock Exchange, as our board of directors has been in possession of material non-public information since Dr. Freytag commenced his employment, such stock options were not granted. The cash payment is designed to compensate Dr. Freytag for the foregone incremental value of the stock options that would have otherwise been granted to him assuming an exercise price of US$18.70 (the closing price of our common shares as reported on the NASDAQ Global Select Market on July 10, 2007) and US$26.00 (the price per share to be paid by Galenica Canada Ltd. pursuant to the Arrangement).
Pursuant to the Freytag Employment Agreement and a Change in Control Agreement, dated July 10, 2007, Dr. Freytag is entitled to reimbursement for any double taxation and adverse tax consequences relating to his compensation from Aspreva and the completion of the Arrangement. The board of directors of Aspreva has approved a one-time cash payment to Dr. Freytag in the amount of not more than US$2,000,000, related to these tax consequences.
The Freytag Employment Agreement and Change in Control Agreement are filed as Exhibits 10.35 and 10.36 to our Current Report on Form 8-K (File No. 000-51169), dated July 10, 2007, and filed with the U.S. Securities and Exchange Commission on July 16, 2007.
Treatment of Options in the Arrangement
Pursuant to the Combination Agreement, dated as of October 17, 2007, among Galenica AG, Galenica Canada Ltd. and Aspreva Pharmaceuticals Corporation, or the Combination Agreement, each holder, including an executive officer, of a stock option, whether vested or unvested, shall be entitled to receive upon completion of the Arrangement an amount equal to the “Option Consideration” for each stock option held, net of any applicable withholding and other taxes. “Option Consideration” means a cash amount equal to the excess, if any, of (1) the product of the number of Aspreva common shares underlying a particular option and the purchase price of US$26.00 per share over (2) the aggregate exercise price payable under such option by the holder to acquire the common shares underlying such option (or if the exercise price of such option under the terms of such option is expressed in Canadian currency, the U.S.

dollar equivalent of such exercise price determined by using the U.S. Dollar/Canadian Dollar Daily Noon Rate as published by the Bank of Canada on the business day prior to the effective date of the Arrangement).
The Combination Agreement is filed as Exhibit 2.1 to our Current Report on Form 8-K (File No. 000-51169), dated October 17, 2007, and filed with the U.S. Securities and Exchange Commission on October 18, 2007.
Indemnity Agreements with Directors and Executive Officers
On October 17, 2007, the board of directors of Aspreva approved a new form of indemnity agreement which we intend to enter into, or have already entered into, with each of our directors and executive officers. The new form of indemnity agreement replaces existing indemnity agreements which we had previously entered into with our directors and executive officers.
The indemnity agreements provide, among other things, that we will indemnify such director or executive officer to the fullest extent permitted by law for claims arising out of, or in connection with, our affairs or the exercise by such director or executive officer of his or her power or the performance of his or her duties as a director or executive officer of Aspreva, subject to limitations specified in the indemnity agreements.
The summary of the new indemnity agreements contained herein is qualified in its entirety by reference to the form of indemnity agreement which is attached hereto as Exhibit 10.38, and incorporated herein by reference. The form of prior indemnity agreement is filed as Exhibit 10.25 to our Registration Statement on Form F-1 (No. 333-122234) as filed with the U.S. Securities and Exchange Commission on January 24, 2005, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Description
10.38	Form of Indemnity Agreement between Aspreva Pharmaceuticals Corporation and its directors and officers

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPREVA PHARMACEUTICALS CORPORATION
Dated: October 23, 2007	By:	/s/ Bruce G. Cousins
	Name:	Bruce G. Cousins
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description
10.38	Form of Indemnity Agreement between Aspreva Pharmaceuticals Corporation and its directors and officers